U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): August 13, 2008


                           Berkeley Technology Limited
             (Exact Name of Registrant as Specified in its Articles)
                             ----------------------

                                     0-21874
                            (Commission File Number)

   Jersey, Channel Islands                          Not applicable
(State or Other Jurisdiction            (I.R.S. Employer Identification No.)
        of Incorporation)


                                 4 Wests Centre
                                   Bath Street
                                   St. Helier
                                 Jersey, JE2 4ST
                                 Channel Islands
                             Tel: 011 44 1534 607700
             (Address and telephone of Principal Executive Offices)


                                       N/A
             (Former Name or Address, if Changed Since Last Report)

The following information is furnished pursuant to this Item 7.01,"Regulation FD Disclosure" and Item 2.02, "Results of Operations and Financial Condition."

FOR IMMEDIATE RELEASE                                            August 13, 2008


                           Berkeley Technology Limited

                                 Interim Report
                            For the Six Months Ended
                                  June 30, 2008


     London,  August 13, 2008 - Berkeley  Technology  Limited (OTCBB:  BKLYY.PK,
London:   BEK.L)  (the  "Company")  is  an  international  venture  capital  and consulting firm with a focus on Silicon Valley technology companies.

     The Company today reported financial results for the six months ended June 30, 2008. The Company's consolidated net loss for the six months ended June 30, 2008, was $(1.1) million, or $(0.02) per diluted share and $(0.21) per diluted ADR, compared with consolidated net income of $0.4 million, or $0.01 per diluted share and $0.07 per diluted ADR, for the six months ended June 30, 2007. The Company computes and reports consolidated net income (loss) and diluted earnings
(loss) per share and ADR in accordance with U.S. generally accepted accounting principles.

     We are operating in a much weaker economic environment this year. A $0.9 million decrease in realized investment gains, a $0.3 million reduction in consulting fee income and a $0.2 million decline in investment income due to lower interest rates and insurance policy maturities contributed to the net loss for the first half of 2008. During the half, we received a further $0.3 million payment representing the final distribution from the WorldCom, Inc. securities litigation. Along with the $1.2 million received in January 2007, this recovers part of the realized loss recorded by London Pacific Assurance Limited ("LPAL") on its WorldCom bonds in 2002. In February 2008, the Company submitted a claim in the Enron Securities class action settlement, based on Enron bonds previously held by LPAL. Any receipts based on the claim are not expected until 2009 at the earliest and the amount of the recovery is unknown at this time.

     Our intention is to continue managing the Company to create value for our shareholders. We believe that our long history of successfully investing in Silicon Valley technology companies positions us well to create value by acquiring equity positions in promising private companies. We back entrepreneurs directly with our own capital, or by coinvesting with clients, or in certain cases we may benefit from investments made by clients if their investments are successful. Last year, we established several new equity positions, through direct investment and through equity rights received as part of our consulting activities. We use our consulting relationships in part to generate fees that cover operating expenses. The level of consulting fees is expected to be volatile depending on the nature and extent of our work at any point in time.

     This interim management report and the following condensed set of financial statements and responsibility statement represent the Company's half yearly financial report for the six months ended June 30, 2008, in accordance with the Disclosure and Transparency Rules of the Financial Services Authority in the U.K.

                                      *****

Berkeley Technology Limited
Condensed Consolidated Statements of Operations
Under U.S. GAAP (unaudited)
In thousands, except per share and ADS amounts

                                                                                  Six Months Ended
                                                                                      June 30,
                                                                           .............................
                                                                               2008             2007
                                                                           ............     ............

Revenues:
Consulting fee income                                                      $        264     $        570
Investment income                                                                   199              436
Realized investment gains                                                           270            1,198
                                                                           ............     ............
                                                                                    733            2,204
Expenses:
Operating expenses                                                                1,809            1,791
Amounts credited on insurance policyholder accounts                                   3               40
                                                                           ............     ............
                                                                                  1,812            1,831
                                                                           ............     ............
Income (loss) before income tax expense                                          (1,079)             373

Income tax expense                                                                    2                2
                                                                           ............     ............
Net income (loss)                                                          $     (1,081)    $        371
                                                                           ............     ............
                                                                           ............     ............



Basic and diluted earnings (loss) per share                                $      (0.02)    $       0.01
                                                                           ............     ............
                                                                           ............     ............

Basic and diluted  earnings (loss) per ADS                                 $      (0.21)    $       0.07
                                                                           ............     ............
                                                                           ............     ............


Berkeley Technology Limited
Condensed Consolidated Balance Sheets
Under U.S. GAAP (unaudited)
In thousands, except share amounts

                                                                             June 30,       December 31,
                                                                               2008             2007
                                                                           ............     .............
                                 ASSETS

Current assets:
   Cash and cash equivalents                                               $     13,779(1)  $     14,568
   Accounts receivable, less allowances of $34 as of June 30, 2008
      and December 31, 2007                                                         241              423
   Interest receivable                                                                7               14
   Pepaid expenses and deposits                                                      93              164
                                                                           ............     ............
Total current assets                                                             14,120           15,169

Private equity investments (at lower of cost or estimated fair value)             1,984(1)         1,984
Property and equipment, net of accumulated depreciation of $174 and $175
   as of June 30, 2008 and December 31, 2007, respectively                           12               14
                                                                           ............     ............
Total assets                                                               $     16,116     $     17,167
                                                                           ............     ............
                                                                           ............     ............

                  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses                                   $        530     $        547
   Policyholder liabilities (due in less than one year)                             144               46
                                                                           ............     ............
Total current liabilities                                                           674              593

Policyholder liabilities (due in more than one year)                                  -               95
                                                                           ............     ............
Total liabilities                                                                   674              688
                                                                           ............     ............
Commitments and contingencies

Shareholders' equity:
Ordinary shares, $0.05 par value per share: 86,400,000 shares authorized;
   64,439,073 shares issued and outstanding as of June 30,
   2008 and December 31, 2007                                                     3,222            3,222
Additional paid-in capital                                                       67,833           67,789
Retained earnings                                                                 7,384            8,465
Employee benefit trusts, at cost (13,522,381 shares as of
   June 30, 2008 and December 31, 2007)                                         (62,598)         (62,598)
Accumulated other comprehensive loss                                               (399)            (399)
                                                                           ............     ............
Total shareholders' equity                                                       15,442           16,479
                                                                           ............     ............
Total liabilities and shareholders' equity                                 $     16,116     $     17,167
                                                                           ............     ............
                                                                           ............     ............


(1) Includes $1,844 of investments and $10,596 of cash and cash equivalents in the Company's insurance subsidiary (LPAL) which are not currently available to fund the operations or commitments of the Company or its other subsidiaries.

Berkeley Technology Limited
Condensed Consolidated Statements of Cash Flows
Under U.S. GAAP (unaudited)
In thousands

                                                                                  Six Months Ended
                                                                                      June 30,
                                                                           .............................
                                                                               2008             2007
                                                                           ............     ............

Net cash used in operating activities                                      $     (1,057)    $       (733)


Cash flows from investing activities:
Proceeds from maturity of held-to-maturity fixed maturity securities                  -            3,000
Proceeds from maturity of available-for-sale fixed maturity securities                -            8,000
Proceeds from WorldCom, Inc. securities litigation settlement                       270            1,198
Capital expenditures                                                                 (2)               -
                                                                           ............     ............
Net cash provided by investing activities                                           268           12,198
                                                                           ............     ............

Cash flows from financing activities:
Insurance policyholder benefits paid                                                  -           (3,510)
                                                                           ............     ............
Net cash used in financing activities                                                 -           (3,510)
                                                                           ............     ............

Effect of exchange rate changes on cash                                               -               14
                                                                           ............     ............
Net increase (decrease) in cash and cash equivalents                               (789)           7,969
Cash and cash equivalents at beginning of period                                 14,568            6,707
                                                                           ............     ............
Cash and cash equivalents at end of period (1)                             $     13,779     $     14,676
                                                                           ............     ............
                                                                           ............     ............


(1) The amount for June 30, 2008 includes  $10,596 in the Company's  insurance  subsidiary  (LPAL) which is not currently  available to fund the operations or commitments of the Company or its other subsidiaries.

Berkeley Technology Limited
Notes to the Interim Report
For the Six Months Ended June 30, 2008


     This interim report has not been audited or reviewed by independent auditors pursuant to the Auditing Practices Board guidance on Review of Interim Financial Information.

     As used herein, the terms "Company," "we," "us" and "our" refer to Berkeley Technology Limited. Except as the context otherwise requires, the term "Group" refers collectively to the Company and its subsidiaries.

Note 1.   Basis of Presentation and Principles of Consolidation

     The accompanying condensed consolidated financial statements are unaudited and have been prepared by the Company in conformity with United States generally accepted accounting principles ("U.S. GAAP"). These unaudited condensed consolidated financial statements include the accounts of the Company, its subsidiaries, the Employee Share Option Trust ("ESOT") and the Agent Loyalty Opportunity Trust ("ALOT"). Significant subsidiaries included in the operations of the Group and discussed in this document include London Pacific Assurance Limited ("LPAL") and Berkeley International Capital Corporation ("BICC"). All intercompany transactions and balances have been eliminated in consolidation.

     Certain information and note disclosures normally included in the Company's annual consolidated financial statements have been condensed or omitted. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal recurring accruals) which are necessary for a fair statement of the results for the interim periods presented.

     While the Company's management believes that the disclosures presented are adequate to make the information not misleading, these unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and related notes for the year ended December 31, 2007, which are contained in the Company's Annual Report. The December 31, 2007 condensed balance sheet data was derived from audited financial statements but does not include all disclosures required by U.S. GAAP.

     The results for the six month period ended June 30, 2008 are not indicative of the results to be expected for the full fiscal year.

     From January 1, 2008, the unaudited condensed consolidated balance sheets are presented in a classified format as is appropriate for a consulting company rather than in an unclassified format as is appropriate for a life insurance and annuities company. The majority of the Group's assets continue to be held by its life insurance and annuities business; however, there are few policies remaining and no new policies or maturities are expected in 2008. Policy maturities and surrenders during 2007 were $3.6 million. This change has no impact on the Company's shareholders' equity at January 1, 2008. The Group's primary business is now consulting in venture capital. See Note 3 "Investments" below for a discussion of the impact of this change on the Company's accounting policy for its private equity investments.

     The Company is incorporated under the laws of Jersey, Channel Islands. Its Ordinary Shares are traded on the London Stock Exchange and in the U.S. on the Over-the-Counter Bulletin Board in the form of American Depositary Shares ("ADSs"), which are evidenced by American Depositary Receipts ("ADRs").

Use of Estimates

     The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of these unaudited condensed consolidated financial statements as well as the reported amount of revenues and expenses during this reporting period. Actual results could differ from these estimates. Certain estimates such as fair value and actuarial assumptions have a significant impact on the gains and losses recorded on investments and the balance of life insurance policy liabilities. Other accounting policies that include significant estimates include the measurement of the Group's deferrd tax asset and the corresponding valuation allowance, and fair value estimates for the expense of employee share options.

Note 2.   Earnings Per Share and ADS

     The Company calculates earnings per share in accordance with Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share." This statement requires the presentation of basic and diluted earnings per share. Basic earnings per share is calculated by dividing net income or loss by the weighted-average number of Ordinary Shares outstanding during the applicable period, excluding shares held by the ESOT and the ALOT which are regarded as treasury stock for the purposes of this calculation. The Company has issued Ordinary Share options, which are considered potential common stock under SFAS
128. The Company has also issued Ordinary Share warrants to Bank of Scotland in connection with the Company's bank facility (now terminated), which are also considered potential common stock under SFAS 128. Diluted earnings per share is calculated by dividing net income by the weighted-average number of Ordinary Shares outstanding during the applicable period as adjusted for these potentially dilutive options and warrants which are determined based on the "Treasury Stock Method."

     For both of the six month periods ended June 30, 2008 and 2007, there were no "in-the-money" options or warrants, and therefore no potentially dilutive securities. As a result, diluted earnings (loss) per share is the same as basic earnings (loss) per share.

     Earnings (loss) per ADS is equivalent to ten times earnings (loss) per Ordinary Share.

     A reconciliation of the numerators and denominators for the basic and diluted earnings (loss) per share calculations is as follows:

                                                                                  Six Months Ended
                                                                                      June 30,
                                                                           -----------------------------
                                                                               2008             2007
                                                                           ------------     ------------
                                                                              (In thousands, except per
                                                                                share and ADS amounts)

Net income (loss)......................................................    $     (1,081)    $        371
                                                                           ------------     ------------
                                                                           ------------     ------------
Basic and diluted earnings (loss) per share and ADS:
Weighted average number of Ordinary Shares outstanding,
  excluding shares held by the employee benefit trusts.................          50,917           50,917
                                                                           ------------     ------------

Basic and diluted earnings (loss) per share............................    $      (0.02)    $       0.01
                                                                           ------------     ------------
                                                                           ------------     ------------

Basic and diluted earnings (loss) per ADS..............................    $      (0.21)    $       0.07
                                                                           ------------     ------------
                                                                           ------------     ------------

Note 3.   Investments

     As discussed above in Note 1 "Basis of Presentation and Principles of Consolidation," the Group's primary business for financial reporting purposes is now considered to be consulting in venture capital rather than life insurance and annuities. As such, the Group's private equity investments are now carried at cost less any other-than-temporary impairments in accordance with Accounting Principles Board Opinion No. 18 (As Amended) ("APB 18"), "The Equity Method of Accounting for Investments in Common Stock." Previously, the Group carried its private equity investments at fair value in accordance with Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." Under paragraph 127(b) of SFAS 115, insurance companies are required to report equity securities at fair value even if they do not meet the scope criteria in paragraph 3 of SFAS 115. With respect to the Group's private equity investments held at December 31, 2007, the Group's best estimate of their fair value was their cost basis. Therefore, the change from an insurance company for financial reporting purposes to a consulting company as of January 1, 2008 did not have an impact on the carrying values of the Group's private equity investments. Marketable debt and equity securities will be carried at fair value in accordance with SFAS 115, should the Group make such investments in the future.

     As of June 30, 2008 and December 31, 2007, the Group's only investments were private equity securities.

     Because all of the Group's private equity investments are less than 20% in the investee companies, and the Group does not have any significant influence on the investee companies, all such investments are accounted for in accordance with the cost method. The carrying amount of such investments is compared to their estimated fair value, and if any impairment is determined to be other-than-temporary, then an impairment charge would be taken during the period such determination is made by the Group's management.

     SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). SFAS 157 has also established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. See Note 4 "Fair Value Measurements and Disclosures" below for the three levels of the SFAS 157 hierarchy. Level 3 inputs apply to the determination of fair value for the Group's private equity investments. These are unobservable inputs where the determination of fair values of investments requires the application of significant judgment. It is possible that the factors evaluated by management and fair values will change in subsequent periods, especially with respect to the Group's privately held equity securities in technology companies, resulting in material impairment charges in future periods. Historically, the Group has determined that its best estimate of the fair value of its private equity investments has equaled its cost basis, unless there has been a temporary or other-than-temporary impairment of the investment. From January 1, 2008, only other-than-temporary impairments will be recognized and the carrying value of a private equity investment cannot be increased above its cost unless the investee company completes an initial public offering or is acquired. For the six months ended June 30, 2008, there were no other-than-temporary impairments of the Group's private equity investments.

Investment Concentration and Risk

     As of June 30, 2008, the Group's investments consisted of three private corporate equity securities with individual carrying values of less then 10% of the Group's shareholders' equity. One of these investments, with a carrying value of $1.0 million, is in preferred stock of a technology company that is a consulting client of BICC. Another investment, with a carrying value of $140,000, is in preferred stock of another technology company that was a consulting client of BICC in prior years. The third investment has a carrying value of $844,000 and is in preferred stock of a technology company.

     As of June 30, 2008, the Company's Jersey based life insurance subsidiary, LPAL, owned 93% of the Group's $2.0 million in private equity securities. LPAL is a regulated insurance company, and as such it must meet stringent capital adequacy requirements and no transfers, except in satisfaction of long-term business liabilities, are permitted from its long-term insurance fund without the consent of LPAL's directors and actuary. LPAL's investments are not currently available to fund the operations or commitments of the Company or its other subsidiaries. However, in April 2008, the Company obtained approval from the Jersey Financial Services Commission ("JFSC") for LPAL to make dividend payments up to a total of $5.0 million to the Company in the future. As a condition of the JFSC's approval, the Company has agreed to provide financial support to LPAL in the unlikely event LPAL's funds are insufficient to pay off its policy liabilities totaling $144,000 as of June 30, 2008, as well as the operational costs of LPAL.

Realized Investment Gains

     In the first six months of 2008, the Company recorded realized investment gains of $270,000, representing the final distribution from the WorldCom, Inc. securities litigation. LPAL held certain WorldCom, Inc. publicly traded bonds which it sold at a loss in 2002. This $270,000 payment, in addition to the $1.2 million initial payment received from the WorldCom securities litigation in the first six months of 2007, reverses part of LPAL's realized loss recorded in 2002. Since these payments are for LPAL's account, they are not currently available to fund the operations or commitments of the Company or its other subsidiaries.

     In February 2008, LPAL submitted a claim in the Enron Securities class action settlement, based on certain Enron bonds previously held by LPAL which LPAL believes constitute "Category 1" securities eligible for the Enron settlement proceeds. The Group does not expect any payment based on LPAL's claim until 2009 at the earliest. The amount of the recovery of LPAL's realized investment losses recorded in 2002 is currently unknown.

Note 4.    Fair Value Measurements and Disclosures

     The Company adopted SFAS 157 for financial assets and liabilities as of January 1, 2008. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard also outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under U.S. GAAP, certain assets and liabilities must be measured at fair value, and SFAS 157 details the disclosures that are required for items measured at fair value.

     Financial assets and liabilities are measured using inputs from the three levels of the SFAS 157 hierarchy. The three levels are as follows:

     Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that are accessible by the Company. During the six months ended June 30, 2008, the Company's Level 1 assets included money market mutual funds which are included in cash and cash equivalents in the condensed consolidated balance sheets. As of June 30, 2008, the Company had $1,083,000 in money market mutual funds, compared to $1,871,000 as of December 31, 2007.

     Level 2 - Inputs include quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly. During the six months ended June 30, 2008, the Company held no Level 2 assets.

     Level 3 - Unobservable inputs for the asset or liability including significant assumptions of the Company and other market participants. As of December 31, 2007 and June 30, 2008, the Group held $1,984,000 of private equity investments which are carried at cost, as adjusted for other-than-temporary impairments. In order to determine if any other-than-temporary impairments exist, the Group must first determine the fair values of its private equity investments using Level 3 unobservable inputs, including the analysis of various financial, performance and market factors. For the six months ended June 30, 2008, there were no other-than-temporary impairments of the Group's private equity investments.

     Cash and cash equivalents, accounts receivable, interest receivable, prepaid expenses and deposits, accounts payable and accrued expenses, and insurance policyholder liabilities are reflected in the condensed consolidated balance sheets at carrying values which approximate fair values due to the short-term nature of these instruments.

Note 5.   Share Based Compensation

Equity Compensation Plan

     The London Pacific Group 1990 Employee Share Option Trust ("ESOT"), which was approved by shareholders in 1990, provides for the granting of share options to employees and directors. Options are generally granted with an exercise price equal to the fair market value of the underlying shares at the date of grant. Such grants to employees and directors are generally exercisable in four equal annual installments beginning one year from the date of grant, subject to employment continuation, and expire seven to ten years from the date of grant.

Share Based Compensation Expense

     Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004) ("SFAS 123R"), "Share-Based Payment," which establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains employee services in share based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments, including share options, based on the fair value of the award on the grant date, and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. SFAS 123R supersedes the Company's previous accounting under Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees," and related interpretations, for periods beginning in fiscal 2006. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107") relating to SFAS 123R. The Company applied the provisions of SAB 107 in its adoption of SFAS 123R.

     The Company adopted SFAS 123R using the modified prospective transition method as permitted under SFAS 123R. Accordingly, prior period amounts were not restated. Under this application, the Company is required to record compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Prior to the adoption of SFAS 123R, the Company used the intrinsic value method as prescribed by APB 25 and thus recognized no compensation expense for options granted with exercise prices equal to the fair market value of the Company's ordinary shares on the date of grant.

     In November 2005, the Financial Accounting Standards Board ("FASB") issued Staff Position No. FAS 123(R)-3 ("FSP 123R-3"), "Transition Election Related to Accounting for the Tax Effects of Share-Based Payments." The Company elected to adopt the alternative transition method provided in FSP 123R-3 for calculating the tax effects of share based compensation under SFAS 123R. The alternative transition method includes simplified methods to establish the beginning balance of the additional paid-in capital pool ("APIC pool") related to the tax effects of share based compensation, and for determining the subsequent impact on the APIC pool and consolidated statements of cash flows of the tax effects of share based compensation awards that are outstanding upon adoption of SFAS 123R.

     SFAS 123R requires companies to estimate the fair value of share based payment awards on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company's consolidated statements of operations.

     Share based compensation expense recognized in the Company's consolidated statements of operations for the first quarter of 2008 and 2007 includes compensation expense for share options granted prior to, but not yet vested as of December 31, 2005, as well as compensation expense for 4.5 million share options granted to employees and directors on March 27, 2007. No share options have been granted since March 27, 2007. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Share based compensation expense calculated in accordance with SFAS 123R is to be based on awards ultimately expected to vest, and therefore the expense should be reduced for estimated forfeitures. The Company's estimated forfeiture rate of zero percent for the first six months of 2008 and 2007 is based upon the fact that all unvested options relate to longstanding employees and directors. As discussed in
Note 10 below, during the third quarter of 2008, the Company gave notice to its Chief Financial Officer that his employment agreement would end on June 30, 2009. This is not expected to materially affect shared based compensation expense or the forfeiture rate estimate in the future.

     SFAS 123R requires the cash flows resulting from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options to be classified as financing cash flows. As there were no share option exercises during the first six months of 2008 or 2007, the Company had no related tax benefits during those periods. Prior to the adoption of SFAS 123R, those tax benefits would have been reported as operating cash flows had the Company received any tax benefits related to share option exercises.

     The fair value of share option grants to employees is calculated using the Black-Scholes option pricing model, even though this model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company's share options. The Black-Scholes model also requires subjective assumptions, including future share price volatility and expected time to exercise, which greatly affect the calculated values. The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior. The risk-free rate is based on the U.S. Treasury rates in effect during the corresponding period of grant. The expected volatility is based on the historical volatility of the Company's share price. These factors could change in the future, which would affect the share based compensation expense in future periods, if the Company, through the ESOT, should grant additional share options.

Valuation and Expense Information Under SFAS 123R

     The estimated fair value of share option compensation awards to employees and directors, as calculated using the Black-Scholes option pricing model as of the date of grant, is amortized using the straight-line method over the vesting period of the options. For the six months ended June 30, 2008 and 2007, compensation expense related to share options under SFAS 123R totaled $44,000 and $27,000, respectively, and is included in operating expenses in the accompanying statement of operations.

     On March 27 2007, 4,500,000 options were granted to employees and directors at an exercise price equal to the fair market value of the underlying shares on the grant date which was $0.10. These options were valued using the Black-Scholes option pricing model using the following assumptions: expected share price volatility of 66%, risk-free interest rate of 4.52%, weighted average expected life of 6.25 years and expected dividend yield of zero percent. The fair value of the 4,500,000 options was $292,000. During 2007, 250,000 options became vested, 100,000 options were forfeited and no options were exercised. During the first six months of 2008, 1,362,500 options became vested, no options were forfeited and no options were exercised. At June 30, 2008, there were 9,625,000 options outstanding with a weighted average exercise price of $1.45. Of these options, 6,037,500 were exercisable at June 30, 2008, and these have a weighted average exercise price of $2.26. The remaining 3,587,500 options were unvested at June 30, 2008. These unvested options have a weighted average exercise price of $0.10. As of June 30, 2008, total unrecognized compensation expense related to unvested share options was $210,000, which is expected to be recognized as follows: $44,000 in the remainder of 2008, $77,000 in 2009, $72,000 in 2010 and $17,000 in 2011. For additional information relating to our employee share options, see Note 12 to the Company's consolidated financial statements included in our Annual Report for the year ended December 31, 2007.

Note 6.   Income Taxes

     In June 2006, the FASB issued Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes." FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure and transition. The Company adopted FIN 48 effective on January 1, 2007.

     The Company's management believes that its income tax positions would be sustained upon examination by appropriate taxing authorities based on the technical merits of such positions, and therefore the Company has not provided for any unrecognized tax benefits at the adoption date, and there has been no change to the $0 unrecognized tax benefits from January 1, 2007 through June 30, 2008. In general, the Company's tax returns remain subject to examination by taxing authorities for the tax years 2003 through 2007.

Note 7.   Commitments and Contingencies

Guarantees

     In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34." The following is a summary of the Company's agreements that the Company has determined are within the scope of FIN 45.

     Under its Memorandum and Articles of Association, the Company has agreed to indemnify its officers and directors for certain events or occurrences arising as a result of the officer or director serving in such capacity. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. However, the Company maintains directors and officers liability insurance that limits the Company's exposure and enables it to recover a portion of any future amounts paid. As a result of its insurance coverage, the Company believes the estimated fair value of these indemnification agreements is minimal and has no liabilities recorded for these agreements as of June 30, 2008.

     The Company enters into indemnification provisions under its agreements with other companies in its ordinary course of business, typically with business partners, clients and landlords. Under these provisions, the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company's activities. These indemnification provisions sometime include indemnifications relating to representations made by the Company with regard to intellectual property rights. These indemnification provisions generally survive termination of the underlying agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company believes the estimated fair value of these agreements is minimal as historically, no payments have been made by the Company under these indemnification obligations. Accordingly, the Company has no liabilities recorded for these agreements as of June 30, 2008.

Note 8.   Business Segment and Geographical Information

     The Company reports segment results in accordance with Statement of Financial Accounting Standards No. 131, "Segment Reporting." The Company's reportable operating segments are classified according to its businesses of consulting in venture capital, and life insurance and annuities.

     Intercompany transfers between reportable operating segments are accounted for at prices which are designed to be representative of unaffiliated third party transactions.

     Summary revenue and investment gain information by geographic segment, based on the domicile of the Group company generating those revenues, is as follows:

                                                                                  Six Months Ended
                                                                                      June 30,
                                                                           -----------------------------
                                                                               2008             2007
                                                                           ------------     ------------
                                                                                  (In thousands)

Jersey...............................................................      $        440     $      1,527
Guernsey.............................................................                 -               47
United States........................................................               293              630
                                                                           ------------     ------------
Consolidated revenues and net investment gains ......................      $        733     $      2,204
                                                                           ------------     ------------
                                                                           ------------     ------------

     Revenues  and income  (loss)  before  income tax expense for the  Company's
reportable  operating  segments,   based  on  management's   internal  reporting
structure, were as follows:

                                                                                  Six Months Ended
                                                                                      June 30,
                                                                           -----------------------------
                                                                               2008             2007
                                                                           ------------     ------------
                                                                                   (In thousands)
Revenues and net investment gains:
Consulting in venture capital........................................      $        264     $        570
Life insurance and annuities ........................................               417            1,511
                                                                           ------------     ------------
                                                                                    681            2,081
Reconciliation of segment amounts to consolidated amounts:
Interest income .....................................................                52              123
                                                                           ------------     ------------
Consolidated revenues and net investment gains ......................      $        733     $      2,204
                                                                           ------------     ------------
                                                                           ------------     ------------
Income (loss) before income taxes:
Consulting in venture capital........................................      $       (453)    $       (130)
Life insurance and annuities ........................................               226            1,150
                                                                           ------------     ------------
                                                                                   (227)           1,020
Reconciliation of segment amounts to consolidated amounts:
Interest income......................................................                52              123
Corporate expenses...................................................              (904)            (770)
                                                                           ------------     ------------
Consolidated income (loss) before income tax expense ................      $     (1,079)    $        373
                                                                           ------------     ------------
                                                                           ------------     ------------

Note 9.   Client Concentration

     The Group's revenues are from a limited number of clients. In the first six months of 2008, the Group's largest consulting client accounted for 22% of its consolidated revenues. No other consulting client accounted for more than 10% of consolidated revenues.

Note 10.   Executive Officer Employment Agreement

     On August 12, 2008, the Company gave notice to Mr. Ian K. Whitehead, Chief Financial Officer, that his employment agreement would end on June 30, 2009. Reference is made to Exhibit 10.3.1 to the Company's Form 10-K for the year ended December 31, 2000 for a copy of Mr. Whitehead's employment agreement and to the Company's Proxy Statement dated April 29, 2008 for a description of his salary waiver of May 2003. In connection with the notice to end his employment agreement reference above, Mr. Whitehead gave notice to the Company that he has rescinded his salary waiver. The Company's operating expenses will increase by approximately $0.7 million during the 12 months ending June 30, 2009.

Note 11.   Related Party Transactions

     The Company had no related party transactions during the first six months of 2008 that have materially affected the financial position or the performance of the Company during that period, and there were no changes in the related party transactions described in our Annual Report for 2007 that could have a material effect on the financial position or performance of the Company in the first six months of 2008.

Note 12.   Principal Risks and Uncertainties

     We consider the principal risks and uncertainties for the remaining six months of 2008 to be the following: (1) the level of consulting fee revenues is expected to be volatile depending on the nature and extent of our work at any point in time, particularly in the current economic environment; (2) by their very nature, venture capital investments are risky, and the private equity investments held by the Company's insurance subsidiary could decline in value; and (3) U.S. dollar interest rates have fallen significantly this year and could continue to fall further, thereby reducing our interest income.


Responsibility and Cautionary Statements

Responsibility Statement

     We confirm that to the best of our knowledge:

          The condensed set of consolidated financial statements for the six months ended June 30,2008 included in this interim report, which has been prepared in conformity with United States generally accepted accounting principles ("U.S. GAAP"), gives a true and fair view of the assets, liabilities, financial position and profit or loss of the Company;

          This interim report includes a fair review of the information required by the Financial Services Authority's Disclosure and Transparency Rules ("DTR") 4.2.7 R (an indication of important events that have occurred during the first six months of the financial year and a description of principal risks and uncertainties for the remaining six months of the financial year); and

          This interim report includes a fair review of the information required by DTR 4.2.8 R (disclosure of related party transactions and changes therein).

Cautionary Statement

     This report is addressed to shareholders of Berkeley Technology Limited and has been prepared solely to provide information to them.

     This report is intended to inform the shareholders of the Company's performance during the six months ended June 30, 2008. Statements contained herein which are not historical facts are forward-looking statements that involve a number of risks and uncertainties that could cause the actual results of the future events described in such forward-looking statements to differ materially from those anticipated in such forward-looking statements. Factors that could cause or contribute to deviations from the forward-looking statements include, but are not limited to, (i) variations in demand for the Company's products and services, (ii) the success of the Company's new products and services, (iii) significant changes in net cash flows in or out of the Company's businesses, (iv) fluctuations in the performance of debt and equity markets worldwide, (v) the enactment of adverse state, federal or foreign regulation or changes in government policy or regulation (including accounting standards) affecting the Company's operations, (vi) the effect of economic conditions and interest rates in the U.S., the U.K. or internationally, (vii) the ability of the Company's subsidiaries to compete in their respective businesses, (viii) the ability of the Company to attract and retain key personnel, and (ix) actions by governmental authorities that regulate the Company's businesses, including insurance commissions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.


On behalf of the Board



Ian K. Whitehead
Chief Financial Officer
August 13, 2008

                                      *****



Please address any inquiries to:

Ian Whitehead                       Jersey                        (0)1534 607700
Chief Financial Officer
Berkeley Technology Limited


Form 10-Q for the quarter ended June 30, 2008

A copy of the above document will be submitted to the U.K. Listing Authority and will be shortly available for inspection at the U.K. Listing Authority's Document Viewing Facility, which is situated at:

Financial Services Authority
25 The North Colonnade
Canary Wharf
London
E14 5HS

Tel: 020 7676 1000